UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 19, 2016

PARKE BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-51338	65-1241959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Delsea Drive, Washington Township, New Jersey	08080
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (856) 256-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[  ] Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

PARKE BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.02  Results of Operations and Financial Condition.

On July 20, 2016, Parke Bancorp, Inc. (the "Registrant") issued a press release to report earnings for the three and six months ended June 30, 2016.  A copy of this press release is furnished as Exhibit 99 hereto.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2016, the Boards of Directors of the Registrant and its wholly-owned subsidiary, Parke Bank, approved entering into a Management Change in Control Agreement (the "Change in Control Agreement") with John F. Hawkins, Senior Vice President and Chief Financial Officer.  The Change in Control Agreement provides that in the event of a change in control of the Company or the Bank (as such term is defined in the Change in Control Agreement), Mr. Hawkins would be entitled to continued employment for a period of two years (the "contract period") following the change in control at his then-current salary and benefits, subject to normal salary increases.  During the contract period, the successor company has the option to terminate Mr. Hawkins, without cause, upon four weeks' notice or Mr. Hawkins may terminate his employment in the case of "good reason" (as such term is defined in the Change in Control Agreement) provided that such voluntary termination occurs within 90 days of the event constituting "good reason" and, in any event, no later than 24 months after commencement of the contract period.  In either of these circumstances, Mr. Hawkins would be entitled to a lump-sum payment equal to 250% of the average of all annualized compensation, paid or accrued to him during the 36-month period immediately prior to the change in control.  Any payments to Mr. Hawkins will not exceed the deductible limits in accordance with Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").  The Change in Control Agreement expires two years after the date of its execution or until the end of the contract period, whichever is later.  The term of the Change in Control Agreement will be automatically extended for a one year period on each anniversary of its execution unless the board then in office opts not to extend it.
The Boards also approved a new Employment Agreement for Vito S. Pantilione, President and Chief Executive Officer with a thirty-six month term and a new Management Change in Control Agreement for Elizabeth A. Milavsky, Executive Vice President and Chief Operating Officer.  Mr. Pantilione and Ms. Milavsky were already party to similar agreements with the Registrant and Parke Bank which are being replaced with the new agreements.  The purpose of the new agreements was to conform the definition of change in control agreement with that in Mr. Hawkins' Change in Control Agreement and Section 409A of the Code.  The economic terms of the new agreements remain the same as with the agreements that are being replaced.

Copies of the form of Employment Agreement with Mr. Pantilione, and the forms of Management Change in Control Severance Agreements with Mr. Hawkins and Ms. Milavsky, are filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto, and are incorporated herein by this reference.
Section 9 – Financial Statements and Exhibits
Item 9.01  Exhibits.
(d) Exhibits:

           Exhibit 10.1 – Employment Agreement with Vito S. Pantilione
           Exhibit 10.2 – Management Change in Control Severance Agreement with John F. Hawkins
           Exhibit 10.3 – Management Change in Control Severance Agreement with Elizabeth A. Milavsky
           Exhibit 99 – Press Release, dated July 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PARKE BANCORP, INC.
Date: July 20, 2016	By:	/s/ John F. Hawkins
John F. Hawkins Senior Vice President and Chief Financial Officer (Duly Authorized Representative)